                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated November 15, 2002, relating to the financial statements and financial highlights which appear in the September 30, 2002 Annual Report to Shareholders of Smith Barney Fundamental Value Fund Inc., which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



PricewaterhouseCoopers LLP




New York, NY
January 24, 2003